EXHIBIT 21 -- SUBSIDIARIES OF THE COMPANY


The following are subsidiaries of the Company, as set forth below:

                                          State of Incorporation
Name                                      Ownership
----                                      ----------------------

AI Liquidating Corp.                      Delaware
                                          Wholly-owned subsidairy
                                          of the Company

Recticon Enterprises, Inc.                Pennsylvania
                                          Wholly-owned subsidiary
                                          of the Company